Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-66090, 333-115148-01 and 333-12987) of Dynegy Holdings Inc. of our report dated March 16, 2007, except for Notes 4,14 and 19, as to which the date is May 14, 2007, relating to the financial statements and financial statement schedule of Dynegy Holdings Inc., which appears in this Current Report on Form 8-K of Dynegy Holdings Inc. dated May 15, 2007.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas
May 15, 2007